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NL INDUSTRIES, INC.                         Contact:     Gregory M. Swalwell
Three Lincoln Centre                                     Vice President, Finance
5430 LBJ Freeway, Suite 1700                             (972) 233-1700
Dallas, Texas 75240
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News Release
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FOR IMMEDIATE RELEASE

  NL INDUSTRIES, INC. ANNOUNCES RECAPITALIZATION OF KRONOS WORLDWIDE, INC. AND
     DISTRIBUTION OF KRONOS WORLDWIDE, INC. COMMON STOCK TO ITS SHAREHOLDERS

DALLAS, TEXAS - November 6, 2003 - NL Industries, Inc. (NYSE: NL) today announced that its Board of Directors has formally approved a plan to distribute to its shareholders on December 8, 2003 one share of common stock of Kronos Worldwide, Inc., its wholly-owned subsidiary, for every two shares of NL common stock outstanding as of the close of business on November 17, 2003. NL will distribute approximately 23.85 million shares of Kronos Worldwide's common stock, representing approximately 48.7% of the outstanding common stock of Kronos Worldwide. The plan also involves a recapitalization of Kronos Worldwide, immediately prior to the distribution of the shares of Kronos Worldwide common stock, through the distribution of a $200 million promissory note payable by
Kronos Worldwide to NL. Kronos Worldwide has filed a Form 10 registration statement with the Securities and Exchange Commission relating to the distribution of its common stock. Completion of the distribution is subject to, among other things, the effectiveness of the Form 10 registration statement. Kronos Worldwide has applied for the listing of its common stock on the New York Stock Exchange and expects that its common stock will be traded on such exchange under the trading symbol "KRO."

Kronos Worldwide is the world's fifth largest producer of titanium dioxide pigments, or TiO2, with an estimated 12% share of worldwide TiO2 sales volume in 2002. Approximately one-half of Kronos Worldwide's 2002 sales volume was in Europe, where Kronos Worldwide is the second largest producer of TiO2. TiO2 is a pigment used to whiten, brighten and add opacity to thousands of commonly used products, such as paints, plastics and paper, as well as fibers, rubbers, ceramics, inks and cosmetics.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "should," "could," "anticipates," "expects," or comparable terminology or by discussions of strategy or trends. Although NL believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties, including, but not limited to, the cyclicality of the titanium dioxide industry, global economic and political conditions, changes in global productive capacity, changes in customer inventory levels, changes in product pricing, changes in product costing, changes in foreign currency exchange rates, competitive technology positions, operating interruptions (including, but not limited to, labor disputes, leaks, fires, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities), the ultimate resolution of pending or possible future lead pigment litigation and legislative developments related to the lead paint litigation, the outcome of other litigation, and other risks and uncertainties detailed in the NL's and Kronos Worldwide's Securities and Exchange Commission filings. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. NL disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.